EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Real Goods Solar, Inc. of our report dated April 1, 2016, relating to our audit of the consolidated financial statements of Real Goods Solar, Inc., which appears in the Annual Report on Form 10-K for the year ended December 31, 2015.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Hein & Associates LLP

Denver, Colorado
April 20, 2016